Exhibit 99.1

For Immediate Release

Crown Media Executive Vice President, Programming, David Kenin

Announces Decision to Leave Company

STUDIO CITY, CA — May 19, 2009 - Crown Media Holdings, Inc. (NASDAQ: CRWN), owner and operator of Hallmark Channel and Hallmark Movie Channel, today announced that David Kenin, Executive Vice President, Programming, has decided to leave the Company effective May 31st.  Barbara Fisher, Senior Vice President, Original Programming, and Michelle Vicary, Senior Vice President, Acquisitions and Scheduling, will share Mr. Kenin’s responsibilities until a replacement is named.

“During David’s tenure, Hallmark Channel has become firmly established as a leading family-friendly entertainment channel while Hallmark Movie Channel has been successfully launched as an emerging network in high demand,” said Bill Abbott, recently named President and CEO of Crown Media.  “We thank this extremely talented media executive for his tremendous contributions to our Company.  David leaves us with a strong and experienced management team that is ready to meet the challenges ahead.”

Since joining Crown Media in 2002, Mr. Kenin has greatly increased the network’s original and acquired programming, a strategic move that has generated continuous ratings growth. In addition, Mr. Kenin was the creative driving force behind the development and launch of Hallmark Movie Channel, which is now broadcast in both standard and high definition.

About Crown Media Holdings

Crown Media Holdings, Inc. (NASDAQ: CRWN) owns and operates cable television channels dedicated to high quality, broad appeal, entertainment programming.  The Company currently operates and distributes Hallmark Channel in the U.S. to 86 million subscribers. Hallmark Channel is one of the nation’s leading networks in providing quality family programming.  Crown Media also operates a second 24-hour linear channel, Hallmark Movie Channel, which is distributed in both standard and high definition as Hallmark Movie Channel HD.  Significant investors in Crown Media Holdings include: Hallmark Entertainment Holdings, Inc., a subsidiary of Hallmark Cards, Incorporated, Liberty Media Corp., and J.P. Morgan Partners (BHCA), LP, each through their investments in Hallmark Entertainment

Investments Co.; VISN Management Corp., a for-profit subsidiary of the National Interfaith Cable Coalition; and The DIRECTV Group, Inc.

Forward-looking Statements

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements.  Such risks and uncertainties include: competition for distribution of channels, viewers, advertisers, and the acquisition of programming; fluctuations in the availability of programming; fluctuations in demand for the programming Crown Media airs on its channels; Crown Media’s ability to address its liquidity needs; Crown Media’s incurrence of losses; and Crown Media’s substantial indebtedness affecting its financial condition and results; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors stated in the Company’s 10-K Report for the year ended December 31, 2008 and 10-Q Report for the three months ended March 31, 2009.  Crown Media Holdings is not undertaking any obligation to release publicly any updates to any forward looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

For additional information, please contact:

Investors and Press

Mindy Tucker

IR Focus

914.725.8128

mindy@irfocusllc.com

Media

Nancy Carr

Crown Media

818.755.2643

nancycarr@hallmarkchannel.com

or

Jennifer Geisser

Crown Media

212.445.6654

jennifergeisser@hallmarkchannel.com

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